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                                    EXHIBIT L

         The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Geotek Communications, Inc., dated April 11, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  April 11, 1996                  S-C RIG INVESTMENTS-III, L.P.

                                       By:  S-C RIG Co.
                                            General Partner

                                       By:  /s/ Peter Hurwitz
                                            -----------------------------------
                                            Peter Hurwitz
                                            Vice President

Date:  April 11, 1996                       S-C RIG Co.

                                       By:  /s/ Peter Hurwitz
                                            -----------------------------------
                                            Peter Hurwitz
                                            Vice President

Date:  April 11, 1996                  PURNENDU CHATTERJEE

                                       By:  /s/ Peter Hurwitz
                                            -----------------------------------
                                            Peter A. Hurwitz
                                            Attorney-in-Fact